Exhibit 5.1

January 5, 2023

BurgerFi International, Inc.

200 West Cypress Creek Rd., Suite 220

Fort Lauderdale, FL 33309

Re: BurgerFi International, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to BurgerFi International, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration by the Company of an additional 1,112,889 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), that may be issued under the Company’s 2020 Omnibus Equity Incentive Plan (the “Plan”). This opinion is being issued pursuant to the requirements of the Act.

In so acting, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have considered necessary in order to enable us to render this opinion, including: (i) the Registration Statement, (ii) the Company’s Amended and Restated Certificate of Incorporation, as amended to date (the “Articles”), (iii) the Company’s Amended and Restated By Laws, as amended to date, (iv) resolutions of the Board of Directors of the Company relating to the Registration Statement and the proposed registration, issuance and sale of the Shares (the “Resolutions”), (v) certificates of public officials and certificates of officers or other representatives of the Company, and (vi) such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Registration Statement and the registration, issuance and sale of the Shares; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a duplicate or a certified or conformed copy and the authenticity of the original of each document received by us as a duplicate or a certified or conformed copy; (c) as to matters of fact, the truthfulness, accuracy and completeness of the information, representations and warranties of the Company made in the Registration Statement and in the records, documents, instruments, certificates and statements we have reviewed; (d) the due execution and delivery of all documents (except that no such assumption is made as to the Company) where due execution and delivery are a prerequisite to the effectiveness thereof, and (e) that there has been no undisclosed waiver of any right, remedy or provision contained in such documents. As to any facts material to the opinion expressed herein, which were not independently established or verified, we have relied, to the extent we have deemed reasonably appropriate, upon statements and representations of officers or directors of the Company.

Based on the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and paid for in the manner described in the Plan, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Delaware and we express no opinion as to matters governed by laws of any jurisdiction other than the federal securities laws of the United States of America and the corporate laws of the State of Delaware, as in effect on the date hereof.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

We hereby consent to the filing of this opinion letter with the Commission in connection with the filing of the Registration Statement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission issued thereunder.

Sincerely,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP